UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2015

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ARC PROPERTIES OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(800) 606-3610
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Press Release Relating to May 2015 Series F Preferred Stock Dividend
On April 21, 2015, American Realty Capital Properties, Inc. (the “Company”) issued a press release announcing that, pursuant to authorization from its board of directors, it will pay a monthly dividend to holders of its 6.70% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”), in respect of the period commencing April 15, 2015 through May 14, 2015, on May 15, 2015. Holders of Series F Preferred Stock on May 1, 2015 will be eligible to receive such dividend. The dividend for the Series F Preferred Stock accrues daily on a 360-day annual basis equal to an annualized dividend rate of $1.675 per share, or $0.1395833 per 30-day month.
A copy of the press release, dated April 21, 2015, announcing the Company’s May 2015 Series F Preferred Stock dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ Richard A. Silfen
Name:	Richard A. Silfen
Title:	Executive Vice President, General Counsel and Secretary

ARC PROPERTIES OPERATING PARTNERSHIP, L.P. By: American Realty Capital Properties, Inc., its sole general partner

By:	/s/ Richard A. Silfen
Name:	Richard A. Silfen
Title:	Executive Vice President, General Counsel and Secretary

Date: April 21, 2015

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 21, 2015